                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]       Filed by a Party other than the Registrant [ ]

Check the appropriate item:

[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material under Rule 14a-12


                          CIB MARINE BANCSHARES, INC.
                (Name of Registrant as Specified in Its Charter)

                          CIB MARINE BANCSHARES, INC.
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate item):

   [X]  No fee required.

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

       (1)  Title of each class of securities to which transaction applies:

       (2)  Aggregate number of securities to which transaction applies:

       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

       (4)  Proposed maximum aggregate value of transaction:

       (5)  Total fee paid:

   [ ] Fee paid previously with preliminary materials.

   [ ] Check item if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of this filing.

       (1)  Amount Previously Paid:

       (2)  Form, Schedule or Registration Statement:

       (3)  Filing Party:

       (4)  Date Filed:

                          CIB MARINE BANCSHARES, INC.
                             N27 W24025 PAUL COURT
                           PEWAUKEE, WISCONSIN 53072

                                                                   April 3, 2000

Dear Shareholder:

     You are cordially invited to attend the annual meeting of shareholders of CIB Marine Bancshares, Inc. to be held on April 27, 2000 at 2:00 p.m., Central Standard Time, in conference rooms C and D at the Holiday Inn, 500 Holiday Plaza Drive, Matteson, Illinois. At the meeting, we will be asking you to elect three directors of CIB Marine.

     Included with this letter are an attached notice of meeting and Proxy Statement, as well as a proxy form and a copy of CIB Marine's Annual Report on Form 10-K for its 1999 fiscal year, as filed with the Securities and Exchange Commission.

     Your vote is important. Whether or not you plan to attend the meeting and regardless of the size of your holdings, we encourage you to sign, date and promptly return the enclosed proxy form in the envelope provided. This will ensure that your shares are represented at the meeting. Your right to vote in person at the meeting is not affected by returning the proxy form.

     On behalf of the Board of Directors, and officers and employees of CIB Marine, we would like to thank you for your continued interest and support, and your attention to this important matter.

                                            Sincerely,

                                            /s/ J. Michael Straka

                                            J. Michael Straka
                                            President and Chief Executive
                                            Officer

                          CIB MARINE BANCSHARES, INC.
                             N27 W24025 PAUL COURT
                           PEWAUKEE, WISCONSIN 53072

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 27, 2000

To the Shareholders of CIB Marine Bancshares, Inc.

     Notice is hereby given that the annual meeting of shareholders of CIB Marine Bancshares, Inc. will be held in conference rooms C and D at the Holiday Inn, 500 Holiday Plaza Drive, Matteson, Illinois on Thursday, April 27, 2000, at 2:00 P.M., Central Standard Time. The purpose of the meeting is to:

     1. elect three directors of CIB Marine, each for a three-year term; and

     2. to transact any other business that may properly come before the meeting.

     The Board of Directors has fixed the close of business on March 15, 2000 as the record date for determining shareholders entitled to notice of, and to vote at the meeting. A Proxy Statement with respect to the meeting accompanies and forms a part of this Notice. A list of shareholders entitled to vote at the meeting will be available for inspection at CIB Marine's executive office, N27 W24025 Paul Court, Pewaukee, Wisconsin , for a period beginning two business days after the date of this Notice and ending on the date of the meeting. The shareholder list will also be available for inspection at the meeting itself.

                                            By Order of the Board of Directors

                                            /s/ Donald J. Straka

                                            Donald J. Straka
                                            General Counsel and Secretary

                                            April 3, 2000

                          CIB MARINE BANCSHARES, INC.

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD ON APRIL 27, 2000

     The Board of Directors of CIB Marine Bancshares, Inc., a Wisconsin corporation, is soliciting proxies for the 2000 annual meeting of shareholders of CIB Marine to be held on April 27, 2000, beginning at 2:00 p.m., Central Standard Time, in conference rooms C and D at the Holiday Inn, 500 Holiday Plaza Drive, Matteson, Illinois. Voting materials, which include the Proxy Statement, proxy form, and CIB Marine's 1999 Annual Report on Form 10-K, are being mailed to shareholders on or about April 3, 2000, and contain important information for you to consider in voting on the matters brought before the meeting. Please read the materials carefully.

     The Board has set the close of business on March 15, 2000 as the record date for the meeting. Shareholders who owned CIB Marine common stock on that date are entitled to attend and vote at the meeting, with each share entitled to one vote. There were 109,901 shares of CIB Marine common stock outstanding on the record date.

--------------------------------------------------------------------------------
                              GENERAL INFORMATION
--------------------------------------------------------------------------------

WHY AM I RECEIVING THIS PROXY STATEMENT AND PROXY FORM?

     You are receiving a Proxy Statement and proxy form from us because you own shares of CIB Marine common stock. This Proxy Statement describes issues on which we would like you, as a shareholder, to vote. It also gives you information on these issues so that you can make an informed decision.

     When you sign the enclosed proxy form, you appoint the proxy holder as your representative at the meeting. The proxy holder will vote your shares as you have instructed in the proxy form, thereby ensuring that your shares will be voted whether or not you attend the meeting. Even if you plan to attend the meeting, you should complete, sign and return your proxy form in advance of the meeting just in case your plans change.

     If you have signed and returned the proxy form and an issue comes up for a vote at the meeting that is not identified on the form, the proxy holder will vote your shares, under your proxy, in accordance with his or her best judgment.

WHAT MATTERS WILL BE VOTED ON AT THE MEETING?

     You are being asked to vote on the election of three directors of CIB Marine. This matter is more fully described in this Proxy Statement.

HOW DO I VOTE?

     You may vote either by mail or in person at the meeting. To vote by mail, complete and sign the enclosed proxy form and mail it in the enclosed, prepaid addressed envelope. No postage is required if mailed in the United States. If you mark your proxy form to indicate how you want your shares voted, your shares will be voted as you instruct.

     If you sign and return your proxy form but do not mark the form to provide voting instructions, the shares represented by your proxy form will be voted "for" all three nominees for director named in this Proxy Statement.

     If you want to vote in person, please come to the meeting. CIB Marine will distribute written ballots to anyone who wants to vote at the meeting. Please note, however, that if your shares are held in the name of your broker (or in what is usually referred to as "street name"), you will need to arrange to obtain a proxy from your broker in order to vote in person at the meeting.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY FORM?

     It means that you have multiple holdings reflected in our stock transfer records and/or in accounts with stockbrokers. Please sign and return ALL proxy forms to ensure that all your shares are voted.

IF I HOLD SHARES IN THE NAME OF A BROKER, WHO VOTES MY SHARES?

     If you received this Proxy Statement from your broker, your broker should have given you instructions for directing how your broker should vote your shares. It will then be your broker's responsibility to vote your shares for you in the manner you direct.

     Under the rules of various national and regional securities exchanges, brokers may generally vote on routine matters, such as the election of directors. Nevertheless, CIB Marine encourages you to provide directions to your broker as to how you want it to vote your shares on the matters to be brought before the meeting. You should do this by carefully following the instructions your broker gives you concerning its procedures. This ensures that your shares will be voted at the meeting.

WHAT IF I CHANGE MY MIND AFTER I RETURN MY PROXY?

     If you hold your shares in your own name, you may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by:

     - signing another proxy with a later date and returning that proxy to CIB Marine;

     - sending notice to CIB Marine that you are revoking your proxy; or

     - voting in person at the meeting.

     You should send any later dated proxy or notice of revocation to: CIB Marine Bancshares, Inc., N27 W24025 Paul Court, Pewaukee, Wisconsin 53072,
Attention: Donald J. Straka, Secretary.

     If you hold your shares in the name of your broker and desire to revoke your proxy, you will need to contact your broker to revoke your proxy.

HOW MANY VOTES DO WE NEED TO HOLD THE ANNUAL MEETING?

     A majority of the shares that were outstanding and entitled to vote as of the record date must be present in person or by proxy at the meeting in order to hold the meeting and conduct business.

     Shares are counted as present at the meeting if the shareholder either:

     - is present and votes in person at the meeting; or

     - has properly submitted a signed proxy form or other proxy.

WHAT HAPPENS IF ANY NOMINEE IS UNABLE TO STAND FOR RE-ELECTION?

     The Board may, by resolution, provide for a lesser number of directors or designate a substitute nominee. In the latter case, shares represented by proxies may be voted for a substitute nominee. Proxies cannot be voted for more than three nominees. The Board has no reason to believe any nominee will be unable to stand for re-election.

WHAT OPTIONS DO I HAVE IN VOTING ON EACH OF THE PROPOSALS?

     You may vote "for" or "withhold authority to vote for" each nominee for director. You may vote "for," "against", or "abstain" on any other proposal that may properly be brought before the meeting.

HOW MANY VOTES ARE NEEDED FOR THE ELECTION OF A DIRECTOR?

     The three individuals receiving the highest number of votes cast "for" their election will be elected as directors of CIB Marine.

HOW ARE VOTES COUNTED?

     Voting results will be tabulated and certified by our transfer agent, Marine Trust and Investment Company.

WHERE DO I FIND THE VOTING RESULTS OF THE MEETING?

     CIB Marine will announce voting results at the meeting.

WHO BEARS THE COST OF SOLICITING PROXIES?

     CIB Marine will bear the cost of soliciting proxies. In addition to solicitations by mail, officers, directors or employees of CIB Marine or its subsidiaries may solicit proxies in person or by telephone. These persons will not receive any special or additional compensation for soliciting proxies. CIB Marine may reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders.

--------------------------------------------------------------------------------
                      PROPOSAL 1 -- ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

     CIB Marine currently has ten directors on its Board of Directors. The directors serve staggered terms. This is accomplished as follows:

     - the directors are divided into three classes;

     - two classes consist of three directors, and the third class consists of four directors;

     - each director serves a three-year term; and

     - the term of each class of directors expires in different years.

     Three directors will be elected at the meeting to serve for a three-year term expiring at our annual meeting in 2003. The Board has nominated J. Michael Straka, John T. Bean and Steven C. Hillard. Each nominee is currently serving as a director and has consented to serve for a new term.

INFORMATION REGARDING NOMINEES AND DIRECTORS

                            SERVING             POSITION WITH CIB MARINE OR OTHER
NAME AND AGE                 SINCE         PRINCIPAL OCCUPATION AND OTHER DIRECTORSHIPS
--------------------------------------------------------------------------------------------
Nominees for Election at the Annual Meeting to Serve Until 2003:
  John T. Bean (39)          1998     President, Chief Executive Officer and Director of CIB
                                      Bank (Chicago), a subsidiary bank of CIB Marine, since
                                      January 1997; and Executive Vice President of Central
                                      Illinois Bank MC, a subsidiary bank of CIB Marine,
                                      from October 1994 to January 1997.

                            SERVING             POSITION WITH CIB MARINE OR OTHER
NAME AND AGE                 SINCE         PRINCIPAL OCCUPATION AND OTHER DIRECTORSHIPS
--------------------------------------------------------------------------------------------
  Steven C. Hillard (37)     1992     Executive Vice President of CMI Corporation (CMI), a
                                      manufacturer of construction equipment, since March
                                      1999; President of CMI Johnson-Ross Corporation, a
                                      manufacturer of construction equipment and subsidiary
                                      of CMI, since July 1997; Chairman of the Board of
                                      Pinnacle Door Company, a distributor and installer of
                                      garage doors, since September 1992; and President of
                                      HILMUN Holdings, Inc., a diversified holding company
                                      with interests in manufacturing, real estate
                                      development and financial investments, since September
                                      1991.
  J. Michael Straka          1987     President and Chief Executive Officer of CIB Marine
     (62)(1)                          since 1987; and Director or Chairman and Director of
                                      each of CIB Marine's bank and non-bank subsidiaries,
                                      including Central Illinois Bank since 1987, CIB Bank
                                      (Chicago) since 1994, Marine Bank (Milwaukee) since
                                      1997, CIB Bank (Indiana) since 1998, Marine Bank
                                      (Omaha) since November 1999, C.I.B. Data Processing
                                      Services, Inc. since 1990, Mortgage Services, Inc.
                                      since 1995, and Marine Trust and Investment Company
                                      since 1998.

---------------

(1) J. Michael Straka is the father of Donald J. Straka, Senior Vice President, Secretary and General Counsel of CIB Marine, and Patrick J. Straka, Senior Vice President and Chief Investment Officer of CIB Marine.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" JOHN T. BEAN, STEVEN
C. HILLARD AND J. MICHAEL STRAKA.

Directors Continuing to Serve Until 2001:
  Norman E. Baker       1988     President and Chief Executive Officer of Estoy Pronto,
     (53)                        Inc., a consulting and investment company, since July
                                 1994; and President and Chief Executive Officer of
                                 Associated Storage and Transfer, a warehousing and
                                 trucking company, from July 1969 to July 1996.
  W. Scott Blake (39)   1987     President of Blake Capital Corp., a real estate
                                 development, investment and property management company,
                                 since July 1998; and President of Blake-Weise Real Estate
                                 Corp., a real estate development, investment and property
                                 management company, from October 1988 to June 1998.
  Dean M. Katsaros      1995     Owner of Katsaros & Associates, a tax and accounting
     (44)                        business, since September 1981; Chairman of KSB Benefit
                                 Consultants, Inc., a provider of third-party
                                 administrative services for defined contribution plans,
                                 since May 1994; and General Partner, KB Consultants, a
                                 computer equipment sales and computer consulting services
                                 company, since May 1990.
  Donald M. Trilling    1987     Secretary and Treasurer of Illini Tile Distributors Inc.,
     (69)                        an importer and distributor of ceramic tiles, since 1983,
                                 and President of Tiles of Italy, Ltd., an importer of
                                 ceramic tiles, since 1975.
Directors Continuing to Serve Until 2002:
  Jose Araujo (54)      1988     President of Joaraucar Consulting, Inc., an industrial gas service company, since October 1997; and President of
                                 Gascarb, a carbon dioxide manufacturing company, from
                                 February 1969 to September 1997.

  Jerry D. Maahs (68)   1987     President and Chief Executive Officer of Alto Shaam, Inc.
                                 and Enthermics, Inc., manufacturers of food service
                                 equipment, since 1968; and Chairman of AS International,
                                 an international sales company since 1975.
  Howard E. Zimmerman   1987     Chairman of the Board of Zimmerman Real Estate Group, a
     (71)                        real estate appraisal and consulting company, since 1986.

MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

     The Board of Directors of CIB Marine held 12 meetings during 1999. The Board of Directors has standing Audit/Examination, Compensation and Stock Option Committees. CIB Marine does not have a standing nominating committee. During 1999, each director of CIB Marine, except Steven C. Hillard, attended at least 75% of the aggregate number of meetings of the Board of Directors and meetings of any committee on which such director served.

     The Audit/Examination Committee consists of Jose Araujo, W. Scott Blake, Dean M. Katsaros and Donald M. Trilling. Mr. Katsaros is the Chairman of this Committee. This Committee met three times during 1999. This Committee's duties include:

     - reviewing with management and CIB Marine's independent public accountants the basis for their respective reports;

     - reviewing with management and CIB Marine's independent public accountants the scope of the audit services, significant accounting policies, and audit conclusions regarding significant accounting estimates;

     - reviewing with management and CIB Marine's independent public accountants their assessments regarding internal controls and the resolution of identified weaknesses or reportable conditions, if any, in internal controls, including the prevention or detection of management override or compromise of the internal control system;

     - discussing with management the selection and/or termination of CIB Marine's independent public accountants and any significant disagreements between the accountants and management; and

     - overseeing the internal audit function.

     From January 28, 1998 until February 25, 1999, the Compensation Committee consisted of Norman E. Baker, W. Scott Blake, John T. Bean, Jerry D. Maahs, J. Michael Straka and Howard E. Zimmerman. Effective February 25, 1999, this committee consists of W. Scott Blake, Dean M. Katsaros and Howard E. Zimmerman. Mr. Zimmerman is the Chairman of this committee. The Compensation Committee met twice during 1999. Its duties include:

     - establishing policies relating to executive compensation;

     - determining the salary and bonus of the President and Chief Executive Officer and the four other highest paid executive officers of CIB Marine (sometimes referred to herein as the "Named Executive Officers"; and

     - recommending to the Board of Directors the adoption of, or any substantive amendments to, any employee benefit or long-term executive compensation plan or program in which Named Executive Officers participate.

     From January 28, 1998 until June 24, 1999, the Stock Option Committee consisted of Norman E. Baker, Jerry D. Maahs, W. Scott Blake and Howard E. Zimmerman. Effective June 24, 1999, this committee consists of W. Scott Blake, Dean M. Katsaros and Howard E. Zimmerman, the same members as the

Compensation Committee. Mr. Zimmerman is the Chairman of this committee. The Stock Option Committee met twice during 1999. Its duties include:

     - administering the CIB Marine Bancshares, Inc. 1999 Stock Option and Incentive Plan (the "Stock Option Plan");

     - recommending to the Board of Directors individuals to receive option grants; and

     - recommending the material terms of such option grants.

     On July 29, 1999, pursuant to authority set forth in the Stock Option Plan, the Stock Option Committee delegated to J. Michael Straka, President and Chief Executive Officer, the authority to grant options to key employees of CIB Marine and its subsidiaries and to establish the material terms of such option grants, subject to approval by the Board of Directors.

DIRECTORS' FEES AND COMPENSATION

     During the 1999 fiscal year, (i) each director, except Mr. J. Michael Straka and Mr. John T. Bean, received an annual retainer fee in the amount of $8,000, and (ii) each director, except Mr. Bean, was paid a fee of $600 for each meeting of the Board of Directors attended through July 1999. Effective August 1, 1999, each director, except Mr. Bean, was paid a fee of $750 for each Board of Directors meeting attended. Effective August 1, 1999, each director serving on a committee received $300 for each committee meeting attended. Prior to this date directors did not receive any fees for committee meetings.

     On July 29, 1999, under the Stock Option Plan, each director of CIB Marine who was not an employee of CIB Marine or any of its subsidiaries received an option to purchase 37 shares of common stock. The exercise price per share for each option granted was $2,434.48, which represents the fair market value of the common stock at the grant date as determined in accordance with the provisions of the Stock Option Plan. The options become exercisable in five equal annual installments, beginning July 29, 2000, and expire on July 29, 2009.

DIRECTORS' DEFERRED COMPENSATION PLAN

     Effective December 1994, CIB Marine adopted a plan allowing directors to elect to defer receipt of all or a portion of their directors' fees. Under the plan, any director may enter into a written deferred compensation agreement under which that director's fees are retained by CIB Marine in a segregated account. These fees remain an asset of CIB Marine, subject to the claims of its creditors, until paid to the director under the agreement. The deferred directors' fees accrue interest, and a director has a right to cancel future deferrals at any time. The fees may be withdrawn and are payable in equal monthly installments over a period of five years at the time of retirement or upon the death of the director, either before or after retirement. If the director resigns from the Board, the deferred fees are paid in full in a single lump sum payment.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of the members of the Compensation Committee since February 25, 1999, is or has been an officer or employee of CIB Marine. During 1998, Mr. John T. Bean was the President, Chief Executive Officer and a Director of CIB Bank (Chicago), a subsidiary bank of CIB Marine. During that time, Mr. Bean also served on the Compensation Committee of the Board of Directors, which was responsible for, among other things, fixing the compensation of Mr. J. Michael Straka. During 1998, Mr. J. Michael Straka was the President and Chief Executive Officer of CIB Marine and a Director of CIB Bank (Chicago), served on the Compensation Committee, and was responsible for fixing Mr. Bean's compensation.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     CIB Marine has business relationships with entities in which directors of CIB Marine or members of their immediate family have ownership interests. These business relationships are summarized below. CIB Marine believes each transaction described was on commercially reasonable terms.

     Mr. Katsaros is a Director of CIB Marine and a general partner of KB Consultants, a partnership that sells computer equipment and services. CIB Marine purchased $84,100 in computer hardware and services from KB Consultants in 1999. Mr. Katsaros is also an owner and officer of KSB Benefit Consultants, Inc., a corporation providing benefit plan consulting and administration services. In 1999, CIB Marine's ESOP and 401(k) Plans paid KSB Benefit Consultants, Inc. $19,400 for administering such plans. In 1999, KSB Consultants also paid $46,900 in rental payments to one of CIB Marine's subsidiary banks for space that KSB Consultants subleased from the subsidiary bank.

MANAGEMENT INDEBTEDNESS

     Directors and executive officers of CIB Marine, including members of their immediate families and companies with which they are affiliated, were customers of, and had banking transactions with, CIB Marine's subsidiary banks in the ordinary course of business during 1999. These transactions included loans, fiduciary relationships, and deposits. All loans to CIB Marine's directors and executive officers, any member of their immediate family, or any corporation or organization of which any of them is an executive officer or partner or is, directly or indirectly, the beneficial owner of 5% or more of any class of equity securities were (1) made in the ordinary course of business, (2) made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unrelated persons, and
(3) did not involve more than the normal risk of collectibility or contain other unfavorable features.

STOCK OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of March 15, 2000, the number of shares of common stock beneficially owned by (1) each director of CIB Marine (including nominees), (2) each of the "Named Executive Officers," (as such term is defined below under the caption "Executive Compensation -- Summary of Cash and Certain Other Compensation") and (3) all directors and executive officers of CIB Marine as a group. Except as otherwise indicated, each person listed has sole voting and investment power over shares beneficially owned.

                                                            COMMON SHARES
                                                            BENEFICIALLY        PERCENT
NAME OF BENEFICIAL OWNER                                        OWNED           OF CLASS
------------------------                                    -------------   ----------------
Jose Araujo                                                       610(1)             *
Norman E. Baker                                                 2,508(2)          2.28%
John T. Bean                                                      287(3)             *
W. Scott Blake                                                    948(4)             *
Stephen C. Bonnell                                                431(5)             *
Steven C. Hillard                                               1,035(6)             *
Dean M. Katsaros                                                2,122(7)          1.93%
Steven T. Klitzing                                                311(8)             *
Jerry D. Maahs                                                  1,958(9)          1.78%
Michael L. Rechkemmer                                             208(10)            *
Donald J. Straka                                                  100(11)            *
J. Michael Straka                                               1,929(12)         1.75%
Donald M. Trilling                                              1,503(13)         1.37%
Howard E. Zimmerman                                             1,060(14)            *
All directors and executive Officers as a group (15
  persons)                                                     15,042(15)        13.46%

---------------

  *  Less than one percent.

 (1) Includes 60 shares that Mr. Araujo has the right to acquire within 60 days upon the exercise of stock options.

 (2) Includes 60 shares Mr. Baker has the right to acquire within 60 days upon the exercise of stock options.

 (3) Includes 50 shares jointly owned by Mr. Bean and his wife, 13 shares owned by Mr. Bean's wife, and 135 shares that Mr. Bean has the right to acquire within 60 days upon the exercise of stock options.

 (4) Includes 60 shares that Mr. Blake has the right to acquire within 60 days upon the exercise of stock options.

 (5) Includes 222 shares that Mr. Bonnell has the right to acquire within 60 days upon the exercise of stock options.

 (6) Includes 185 shares Mr. Hillard has the right to acquire within 60 days upon the exercise of stock options.

 (7) Includes 804 shares jointly owned by Mr. Katsaros and his wife, and 65 shares that Mr. Katsaros has the right to acquire within 60 days upon the exercise of stock options.

 (8) Includes 189 shares that Mr. Klitzing has the right to acquire within 60 days upon the exercise of stock options.

 (9) Includes 1,900 shares jointly owned by Mr. Maahs and his wife, and 58 shares that Mr. Maahs has the right to acquire within 60 days upon the exercise of stock options.

(10) Includes 136 shares that Mr. Rechkemmer has the right to acquire within 60 days upon the exercise of stock options.

(11) Includes 59 shares Mr. Straka has the right to acquire within 60 days upon exercise of stock options and 32 shares owned by a partnership with respect to which Mr. Straka shares voting and investment power.

(12) Includes 860 shares jointly owned by Mr. Straka and his wife, 20 shares owned by Mr. Straka's wife, 57 shares owned by partnerships with respect to which Mr. Straka shares voting and investment power, and 465 shares that Mr. Straka has the right to acquire within 60 days upon the exercise of stock options.

(13) Includes 531 shares held in a trust for the benefit of Mr. Trilling's wife, and 67 shares that Mr. Trilling has the right to acquire within 60 days upon the exercise of stock options.

(14) Includes 75 shares held in a trust for the benefit of Mr. Zimmerman's wife and 60 shares Mr. Zimmerman has the right to acquire within 60 days upon the exercise of stock options.

(15) Includes, in addition to those shares footnoted above, 38 shares which the executive officers as a group have the right to acquire within 60 days upon the exercise of stock options.

--------------------------------------------------------------------------------
                             EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table sets forth the cash and noncash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer of CIB Marine and the four other highest paid executive officers of CIB Marine. These executive officers are sometimes referred to in this Proxy Statement as the "Named Executive Officers."

                                                    ANNUAL               LONG-TERM
                                               COMPENSATION(1)         COMPENSATION
                                              ------------------   ---------------------
                                                                   SECURITIES
                                                                   UNDERLYING                 ALL
                                                                     STOCK        LTIP       OTHER
NAME AND PRINCIPAL POSITION           YEAR     SALARY     BONUS    OPTIONS(#)   PAYOUTS     COMP.(4)
---------------------------           ----    --------   -------   ----------   --------    --------
J. Michael Straka...................  1999    $260,000   $26,000      214       $250,000(3) $59,958
  President and                       1998     207,338    20,539      159             --     63,297
  Chief Executive Officer             1997     150,000        --       --             --     44,379
Donald J. Straka....................  1999     124,000    12,400       79             --      4,453
  Senior Vice President,              1998     107,934    10,793      103             --      4,118
  General Counsel and                 1997(2)   43,771        --       46             --         --
  Secretary
Steven T. Klitzing..................  1999     110,195    11,020       71             --      3,077
  Senior Vice President,              1998      92,961     9,296       84             --      2,893
  Chief Financial Officer and         1997      69,195        --       --             --      7,415
  Treasurer
Stephen C. Bonnell..................  1999     111,440    11,144       46             --      3,458
  Senior Vice President               1998      94,593     9,459       88             --      3,278
                                      1997      73,605        --       --             --      8,310
Michael L. Rechkemmer...............  1999     106,348    11,143       47             --      4,845
  Executive Vice President and        1998      97,863    14,870       38             --      4,313
  Chief Operating Officer             1997      94,050     4,703       --             --      5,001

---------------

(1) Includes amounts earned in the fiscal year, whether or not deferred.

(2) Partial year only. Mr. Donald J. Straka was hired on July 15, 1997 at an annual salary of $95,000.

(3) In January 1998, the Board of Directors approved, upon the recommendation of the Compensation Committee, a long-term cash incentive plan for Mr. J. Michael Straka, which superseded the long-term incentive plan for Mr. Straka that was adopted in 1996. The plan provided for the payment of a cash bonus of $250,000 to Mr. Straka on the fifth business day of the year 2000 if two of three specified performance goals were met in fiscal years 1998 and 1999. The goals relate to CIB Marine's asset size, net income and value per share. CIB Marine met two of the three specified performance criteria in both 1998 and 1999 and Mr. Straka was paid the cash bonus on January 7, 2000.

                                                          continued on next page

(4) All other compensation for each Named Executive Officer consists of the following:

                                                                     BOARD OF        LIFE
                                                                     DIRECTOR      INSURANCE          ESOP
NAME                                                       YEAR      FEES(A)       PREMIUMS       CONTRIBUTION       TOTAL
----                                                       ----      --------      ---------      ------------       -----
    J. Michael Straka....................................  1999      $52,300(a)     $4,409           $3,249         $59,958
                                                           1998       53,550         3,697            6,050          63,297
                                                           1997       34,700         1,494            8,185          44,379
    Donald J. Straka.....................................  1999           --           171            4,282           4,453
                                                           1998           --           158            3,960           4,118
                                                           1997           --            --                               --
    Steven T. Klitzing...................................  1999           --           180            2,897           3,077
                                                           1998           --           165            2,728           2,893
                                                           1997           --           115            7,300           7,415
    Stephen C. Bonnell...................................  1999           --           763            2,695           3,458
                                                           1998           --           726            2,552           3,278
                                                           1997           --           154            8,156           8,310
    Michael L. Rechkemmer................................  1999           --         1,294            3,551           4,845
                                                           1998           --           749            3,564           4,313
                                                           1997           --           188            4,813           5,001

---------------

(a) Includes payment for meetings of the Board of Directors of CIB Marine and its subsidiaries and for committee meetings of its subsidiaries.

OPTIONS

     The following table sets forth information regarding individual grants of stock options made for 1999 to the Named Executive Officers.

                                                                                        POTENTIAL REALIZABLE
                                                                                          VALUE AT ASSUMED
                                                                                           ANNUAL RATES OF
                                                                                             STOCK PRICE
                                                                                          APPRECIATION FOR
                                               INDIVIDUAL GRANTS IN 1999                 10-YEAR OPTION TERM
                                    ------------------------------------------------    ---------------------
                                    NUMBER OF
                                    SECURITIES   % OF TOTAL
                                    UNDERLYING    OPTIONS
                                     OPTIONS     GRANTED TO   EXERCISE    EXPIRATION
NAME                                 GRANTED     EMPLOYEES      PRICE      DATE(1)         5%          10%
----                                ----------   ----------   ---------   ----------    ---------   ---------
J. Michael Straka.................     214         10.39%     $2,434.48    7/29/09      $327,640    $830,305
Donald J. Straka..................      79          3.84%      2,434.48    7/29/09       120,951     306,514
Steven T. Klitzing................      71          3.45%      2,434.48    7/29/09       108,703     275,475
Stephen C. Bonnell................      46          2.23%      2,434.48    7/29/09        70,427     178,477
Michael L. Rechkemmer.............      47          2.28%      2,434.48    7/29/09        71,958     182,357

---------------

(1) These options become exercisable in 20% annual installments, beginning July 29, 2000.

     The following table sets forth information regarding the year-end values of unexercised stock options held by the Named Executive Officers.

                                                TOTAL NUMBER OF SECURITIES
                                                  UNDERLYING UNEXERCISED      TOTAL VALUE OF UNEXERCISED,
                                                      OPTIONS HELD AT          IN-THE-MONEY OPTIONS HELD
                                                      FISCAL YEAR END            AT FISCAL YEAR END(1)
                        NUMBER OF               ---------------------------   ---------------------------
                         SHARES
                       ACQUIRED ON    VALUE
NAME                    EXERCISE     REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                   -----------   --------   -----------   -------------   -----------   -------------
J. Michael Straka           --         $--          369            452         $477,972       $217,428
Donald J. Straka            --          --           38            190           21,432         75,863
Steven T. Klitzing          --          --          150            175          200,497         87,991
Stephen C. Bonnell          --          --          178            159          242,672         92,756
Michael L. Rechkemmer       --          --          101            117          114,065         67,411

---------------

(1) This amount represents the difference between the fair market value of one share of CIB Marine common stock on December 31, 1999 ($2,571.49) and the option exercise price times the total number of shares subject to exercisable or unexercisable options. Because there is no public market for CIB Marine common stock, the $2,571.49 per share fair market value was derived using the same method for establishing a fair market value for option grants under the Stock Option Plan.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee of the Board of Directors is responsible for developing executive compensation philosophies, determining the components of the compensation to be paid to the President and Chief Executive Officer and the four other highest paid executive officers, and assuring that the compensation program is administered in a manner consistent with compensation objectives.

     COMPENSATION OF PRESIDENT AND CHIEF EXECUTIVE OFFICER AND OTHER EXECUTIVE OFFICERS

     The Compensation Committee determines the salary of the President and Chief Executive Officer and the four other highest paid executive officers of CIB Marine. Although Mr. J. Michael Straka was a member of the committee in 1998, he did not participate in discussions or vote on matters relating to his compensation for 1999. The committee seeks to ensure that executive officer compensation promotes both short and long term interests of the shareholders and consults with Mr. J. Michael Straka relative to the setting of salaries and compensation of the four other highest paid executive officers of CIB Marine.

     Effective January 1, 1999, Mr. J. Michael Straka's 1999 base salary was fixed at $260,000, an increase of 4% over his 1998 base salary of $250,000 which became effective on July 30, 1998. In fixing Mr. Straka's compensation in 1999, the Committee took into account peer group information concerning the compensation levels of chief executive officers at comparable bank holding companies or banks with total assets equal to or greater than $1 billion. The Committee also took into account CIB Marine's growth and performance in 1998. CIB Marine's net income in 1998 was $8.7 million, as compared to $5.3 million in 1997, an increase of 64.1%. Total assets at December 31, 1998 were approximately $1.2 billion, as compared to $807.3 million at December 31, 1997, an increase of 47.0%. CIB Marine achieved these results primarily through internal growth, including the opening of new banks and branches, and, to a lesser extent, acquisitions.

     The Compensation and Stock Option Committees believe it is appropriate to link a portion of Mr. Straka's compensation to the future performance of CIB Marine in order to more closely align his interests with the interests of the shareholders. As a result, in July 1999, Mr. Straka was granted options to acquire 214 shares of common stock. In addition, the Compensation Committee approved a long-term cash incentive plan for Mr. Straka in 1998 which superseded the long-term incentive plan for Mr. Straka that was adopted in 1996. The plan provided for the payment of a cash bonus of $250,000 in 2000 if certain targeted performance goals were met. These goals were met and Mr. Straka was paid the $250,000 cash bonus on January 7, 2000.

     In 1999, the Committee also determined the salaries of the four other highest paid executive officers of CIB Marine set forth in the Summary Compensation Table. Executive officers' compensation principally consists of a salary, bonus compensation under CIB Marine's bonus plan and stock options.

     The Compensation Committee and Stock Option Committee periodically review salaries, stock options and other aspects of executive compensation in order to assure that CIB Marine's executive compensation remains competitive with similar bank holding companies in both assets and geographic markets, and that such compensation represents both the individual's performance as well as current and past performance of CIB Marine. The committees compared executive compensation data of other similar bank holding companies. In addition, the Compensation Committee reviewed the salary history and performance levels for the four other highest paid executive officers in determining their compensation.

     CASH BONUS PROGRAM; OTHER BENEFIT PROGRAMS

     Employees of CIB Marine and its subsidiaries, including executive officers, are eligible to participate in a cash bonus program. Bonuses are based on a percentage of base salary, which increases in graduated steps in the event that CIB Marine achieves or surpasses budgeted earnings for the fiscal year. Since executive officers and other senior officers are in a better position to contribute to the achievement of such goals, the percentage of base salary that they are eligible to receive as a bonus is proportionately higher.

     CIB Marine provides its employees with vacation, holiday and insurance protection plans, including medical, dental, life, accidental death and dismemberment, travel and accident, and disability. CIB Marine also makes available to all of its employees a 401(k) plan which permits participants to make, subject to various limitations, voluntary tax deferred contributions of up to 15% of annual compensation. CIB Marine does not match employee contributions to the 401(k) plan. CIB Marine also has an employee stock ownership plan for the benefit of employees who have achieved a certain length of service. Executive officers are eligible to participate in all of these plans.

     TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION

     Section 162(m) of the Internal Revenue Code (the "Code") and related regulations provide that a public company may not deduct, for federal income tax purposes, compensation in excess of $1 million per year paid to the Chief Executive Officer and the four other most highly compensated executive officers employed by CIB Marine at year-end, other than compensation which qualifies as "performance-based compensation" under the Code and related regulations or is otherwise exempt from the provisions of Section 162(m). In designing future compensation programs for the Chief Executive Officer and the other highly compensated executive officers, the committees will take into account the deductibility of such compensation under Section 162(m).

                                            Respectfully Submitted,
                                            The Compensation and Stock Option
                                            Committees
                                            Howard E. Zimmerman (Committee
                                            Chairman)
                                            W. Scott Blake
                                            Dean M. Katsaros

--------------------------------------------------------------------------------
                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
--------------------------------------------------------------------------------

     The following persons are known to CIB Marine to be the beneficial owners of more than 5% of the outstanding CIB Marine common stock as of March 15, 2000 based on information available to CIB Marine.

                                                          NUMBER OF SHARES
                                                          OF COMMON STOCK      PERCENT OF
         NAME AND ADDRESS OF BENEFICIAL OWNER            BENEFICIALLY OWNED   COMMON STOCK
         ------------------------------------            ------------------   ------------
Strategic Capital Management Inc./Strategic Capital               6,794(1)        6.18%
  Trust................................................
1909 Fox Drive
Champaign, Illinois 61820
John and Mary Lydia Hadley.............................           7,268(2)        6.61%
915 W. Park Avenue
Champaign, Illinois 61821

---------------

(1) Based on written information provided by Strategic Capital Management, Inc.
    (SCM) to CIB Marine as of March 29, 2000. Mr. David Sinow, a former director of CIB Marine, is an officer, director and shareholder of Strategic Capital Trust Company ("SCTC"). Mr. Sinow is also an officer and director of SCM, a wholly owned subsidiary of SCTC. SCTC owns 750 shares of CIB Marine's common stock. CIB Marine understands that Mr. Sinow, SCTC, and SCM have direct or indirect shared voting and investment authority over 6,044 shares of CIB Marine's common stock purchased by investors for whom SCM provides investment management services.

(2) Based solely on information in CIB Marine's stock transfer records.

--------------------------------------------------------------------------------
                            COMMON STOCK PERFORMANCE
--------------------------------------------------------------------------------

     The following graph compares, on a cumulative basis, the percentage changes since June 25, 1998 in (a) the total shareholder return on the common stock, based on CIB Marine's book value (b) the total return of all U.S. companies listed on The Nasdaq Stock Market ("NASDAQ U.S."), and (c) the total return of financial institutions traded on the NASDAQ Market ("NASDAQ Bank"). CIB Marine's common stock was registered under Section 12(b) of the Securities Exchange Act of 1934 on June 25, 1998, and information is therefore provided only since June 25, 1998.

                                      [CHART]

                         6/25/98(1)    9/30/98    12/31/98    3/31/99    6/30/99    9/30/99    12/31/99
                         ----------    -------    --------    -------    -------    -------    --------
NASDAQ U.S...........      100.00       90.908    117.681     132.103    144.163    147.385    218.398
NASDAQ Bank..........      100.00       82.546     87.608      83.436     89.005     80.228     80.616
CIB Marine...........      100.00      102.203    104.220     106.155    107.813    109.898    113.880

---------------

  (1) Book value is calculated by CIB Marine only at month end; therefore, the initial value for CIB Marine Bancshares, Inc. is based on the book value as of June 30, 1998.

     There is no established public trading market for CIB Marine's common stock, and CIB Marine has information concerning only isolated transactions in its common stock in 1998 and 1999. The information provided for CIB Marine is therefore based on changes in book value and may not be representative of shareholder return.

--------------------------------------------------------------------------------
                         INDEPENDENT PUBLIC ACCOUNTANTS
--------------------------------------------------------------------------------

     CIB Marine's independent public accountants for the fiscal year ended December 31, 1999 were KPMG LLP. CIB Marine's Board of Directors has reappointed KPMG LLP to continue as the independent public accountants for the fiscal year ending December 31, 2000. Representatives of KPMG LLP are expected to attend the meeting. They will be given the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders present at the meeting.

     KPMG LLP replaced Striegel Knobloch & Company, LLC following Striegel Knobloch's resignation as CIB Marine's independent accountants effective November 9, 1998. The change in independent accountants was the result of a formal process involving proposals from two prospective accounting firms. The decision to change accountants was approved by CIB Marine's Board of Directors. During the 1998 and 1997 fiscal years there were no disagreements with Striegel Knobloch on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure.

--------------------------------------------------------------------------------
                        YEAR 2001 STOCKHOLDER PROPOSALS
--------------------------------------------------------------------------------

     To be considered for inclusion in CIB Marine's proxy statement in connection with next year's annual meeting, a shareholder proposal to take action at such meeting must be in writing and received by the Secretary of CIB Marine, at the address set forth on the first page of this Proxy Statement, no later than November 2, 2000. Any shareholder proposal submitted to CIB Marine for inclusion in the proxy statement will be subject to Rule 14a-8 under the Securities Exchange Act of 1934. Also, under CIB Marine's Bylaws, other proposals that are not included in the proxy statement will be considered timely and may be presented at next year's annual meeting if the requirements described below are satisfied.
]
--------------------------------------------------------------------------------
                           ADVANCE NOTICE PROVISIONS
--------------------------------------------------------------------------------

     The Bylaws of CIB Marine provide an advance notice procedure for nominations to the Board of Directors and certain business to be brought before an annual meeting. Generally, in order for a shareholder to make a nomination or bring business before an annual meeting, the shareholder must give notice thereof in writing to the Secretary of CIB Marine no later than the close of business on the 60th day nor earlier than the close of business on the 90th day before the first anniversary of the preceding year's annual meeting. The shareholder must also comply with certain other provisions set forth in CIB Marine's Bylaws. For a copy of CIB Marine's Bylaws, which includes the provisions relating to advance notice for nominations and proposals, an interested shareholder should contact the Secretary of CIB Marine at N27 W24025 Paul Court, Pewaukee, Wisconsin 53072.
--------------------------------------------------------------------------------
                                 OTHER MATTERS
--------------------------------------------------------------------------------

     The Board of Directors is not aware of any business or matter which will be presented for consideration at the meeting other than as stated in the Notice of Annual Meeting of shareholders. If, however, any other matter properly comes before the meeting, it is the intention of the persons named in the accompanying proxy form to vote the shares represented thereby on such matters in accordance with their best judgment.

                                REVOCABLE PROXY
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                         OF CIB MARINE BANCSHARES, INC.

     The undersigned hereby appoints Steven T. Klitzing and Donald J. Straka, or either of them, as proxies for the undersigned, with full power of substitution, to act and to vote all of the shares of common stock of CIB Marine Bancshares, Inc. that the undersigned would be entitled to vote if personally present at the annual meeting of shareholders to be held on Thursday, April 27, 2000, or at any adjournment or postponement thereof. Said proxies are directed to vote as instructed on the matters set forth in this proxy and otherwise at their discretion. Receipt of a copy of the notice of said meeting and proxy statement is hereby acknowledged.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES LISTED UNDER PROPOSAL 1.

     (PLEASE SIGN AND DATE BELOW AND MAIL IN THE ENCLOSED RETURN ENVELOPE TO:
MARINE TRUST AND INVESTMENT COMPANY, 333 QUADRANGLE DRIVE, BOLINGBROOK, ILLINOIS 60440.)

PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE: [X]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL THE NOMINEES IN PROPOSAL 1.

                                                                             WITHHOLD        FOR ALL
                                                                   FOR       AUTHORITY       EXCEPT
1.   The election as directors of all the nominees listed          [ ]          [ ]           [ ]
     below (except as marked to the contrary below):

     NOMINEES:

     JOHN T. BEAN; STEVEN C. HILLARD; J. MICHAEL STRAKA

     INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK "FOR ALL EXCEPT"
     AND WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.

     ----------------------------------------------------------------------------
2.   In their discretion, on such other matters that may properly come before the meeting and any adjournment or postponement thereof.

------------------------------------                         ------------------------------------
Signature                                                    Signature (if held jointly)

Dated:
  ------------------------------,
  2000

IMPORTANT: Please sign exactly as your name or names appear above. If stock is held jointly, all joint owners must sign. Executors, administrators, trustees, guardians, custodians, corporate officers and others signing in a representative capacity should give their full titles.